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                                EXHIBIT (23)(B)
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                               AUDITOR'S CONSENT



We have issued our reports dated July 26, 1996, accompanying the financial statements of Texas Heritage Savings Association/Banc contained in the Registration Statement and Prospectus. We consent to the use of the aforementioned reports in the Registration Statement and Prospectus, and to the use of our name as it appears under the caption "Experts."

                                       /s/ Grant Thornton LLP


Dallas, Texas
October 11, 1996